2019 FIRST AMENDMENT TO THE TORCHMARK CORPORATION PENSION PLAN

Pursuant to the authority vested in the undersigned, The Torchmark Corporation Pension Plan (the "Plan") is hereby amended as follows:
I.
Section 1.10 of the Plan is hereby amended to read as follows:
"1.10 Company: Globe Life Inc. (formerly known as Torchmark Corporation), or any successor thereto by consolidation, merger, transfer of assets or otherwise."
II.
Section 1.42 of the Plan is hereby amended to read as follows:
"1.42 Plan: The Globe Life Inc. Pension Plan (formerly known as The Torchmark Corporation Pension Plan)"
Except as otherwise provided in this 2019 First Amendment to The Torchmark Corporation Pension Plan ("Amendment"), the Plan is hereby ratified and confirmed in all respects. This Amendment shall be effective as of January 1, 2020.
EXECUTED as of the 21st day of November, 2019.
GLOBE LIFE INC.

By: /s/ Frank M. Svoboda
Name: Frank M. Svoboda
Title: Executive Vice President and Chief Financial Officer